                                                                    EXHIBIT 10.6


THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS A REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS SHALL BE EFFECTIVE WITH RESPECT THERETO, OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER, SALE, TRANSFER OR DISPOSITION. THIS DEBENTURE (THIS "DEBENTURE") AND THE OTHER GENZYME MOLECULAR ONCOLOGY DIVISION ("GMO") CONVERTIBLE DEBENTURES OF EVEN DATE HEREWITH (TOGETHER WITH THIS DEBENTURE, THE "DEBENTURES") ARE ISSUED SUBJECT TO THE TERMS OF (A) A PURCHASE AGREEMENT, DATED AS OF AUGUST 29, 1997 ("PURCHASE AGREEMENT"), BY AND AMONG GENZYME CORPORATION AND THE PURCHASERS NAMED THEREIN AND (B) A REGISTRATION RIGHTS AGREEMENT, DATED AUGUST 29, 1997 ("REGISTRATION RIGHTS AGREEMENT"), BY AND AMONG GENZYME CORPORATION AND SUCH PURCHASERS. THIS DEBENTURE WAS ISSUED WITH "ORIGINAL ISSUE DISCOUNT". THE TOTAL AMOUNT OF ORIGINAL ISSUE DISCOUNT IS DEPENDENT ON WHETHER THE INTEREST IS PAID IN CASH OR STOCK. FOR ADDITIONAL INFORMATION, CONTACT THE TREASURER OF GENZYME CORPORATION AT 617-252-7500.


                               GENZYME CORPORATION

                            GMO CONVERTIBLE DEBENTURE


New York, New York                                                 $[  ],000,000
August 29, 1997

              FOR VALUE RECEIVED, Genzyme Corporation, a Massachusetts corporation (the "COMPANY"), hereby promises to pay to the order of [ ] or its assignees (the "HOLDER") the sum of [ ] MILLION DOLLARS ($[ ],000,000) in same day funds, on or before August 28, 2002 (the "MATURITY DATE"), and to pay interest thereon from the date hereof (the "ISSUE DATE") as provided herein.

         The following terms shall apply to this Debenture:

1.       CONVERSION.

         (a) RIGHT TO CONVERT. Subject to the limitation contained in subparagraph (h) below, the holder of this Debenture (the "HOLDER") shall have the right to convert all or any part of the outstanding unpaid principal of this Debenture at any time and from time to time on or after the Initial Conversion Date (as defined below) into fully paid and non-assessable shares, free and clear of any liens, claims, preemptive rights or encumbrances imposed by or through the Company (the

"CONVERSION SHARES"), of Genzyme Molecular Oncology Division Common Stock, $.01 par value (the "GMO STOCK"), in accordance with the terms hereof (a "CONVERSION"). As used herein, the "INITIAL CONVERSION DATE" shall mean the ninety-first (91st) day following the first day of an initial public offering by the Company of shares of GMO Stock (the "IPO") pursuant to a registration statement (the "REGISTRATION STATEMENT") which has become effective under the Securities Act of 1933, as amended (the "SECURITIES ACT"), or such later date (not to exceed ninety (90) days from such ninety-first day) as may be determined in good faith by the managing underwriter for the IPO to be necessary for the orderly completion of the IPO. The "FIRST DAY OF THE IPO" shall be deemed to occur on the effective date of the Registration Statement and is referred to herein as the "IPO DATE".

         (b) CONVERSION NOTICE. In order to convert principal of this Debenture, or any portion thereof, the Holder shall send by facsimile transmission, at any time prior to 11:59 p.m., eastern time, on the date on which the Holder wishes to effect such Conversion (the "CONVERSION DATE"), a notice of conversion to the Company and to its designated transfer agent for the GMO Stock (the "TRANSFER AGENT") stating the principal amount to be converted, the amount of interest accrued on the then unpaid principal balance of this Debenture as provided herein up to and including the Conversion Date, the applicable Conversion Price and a calculation of the number of shares of GMO Stock issuable upon such Conversion (a "CONVERSION NOTICE"). The Holder shall not be required to physically surrender this Debenture to the Company in order to effect a Conversion. The Company shall maintain a record showing, at any given time, the unpaid principal amount of this Debenture and the date of each Conversion or other payment of principal hereof. The Holder shall amend Annex I hereto upon any such Conversion or payment of principal to reflect the unpaid principal amount hereof. In the case of a dispute as to the calculation of the Conversion Price or the number of Conversion Shares issuable upon a Conversion, the Company shall promptly issue to the Holder the number of Conversion Shares that are not disputed and shall submit the disputed calculations to its independent accountants within one (1) business day of receipt of the Holder's Conversion Notice. The Company shall cause such accountant to calculate the Conversion Price as provided herein and to notify the Company and the Holder of the results in writing no later than two (2) business days following the day on which it received the disputed calculations. Such accountant's calculation shall be deemed conclusive absent manifest error. The fees of any such accountant shall be borne by the Company.

         (c) NUMBER OF CONVERSION SHARES; CONVERSION PRICE. The number of Conversion Shares to be delivered by the Company pursuant to a Conversion shall be equal to the principal amount of this Debenture specified in the Conversion Notice DIVIDED BY the Conversion Price (as defined below) in effect on the Conversion Date. "CONVERSION PRICE" shall mean:

               (A) with respect to a Conversion occurring on a Conversion Date during the period beginning on the Initial Conversion Date and ending on the 450th day following the Issue Date (the "INITIAL CONVERSION PERIOD"), the price determined by multiplying (x) the Applicable Percentage (as defined below) TIMES (y) the average of the Closing Bid Prices (as defined below) for the GMO Stock on the twenty (20) Trading Days (as defined below) occurring immediately prior to (but not including) the Conversion Date (the "FLOATING CONVERSION PRICE");

               (B) with respect to a Conversion occurring on a Conversion Date which is on or after the first business day following the end of the Initial Conversion Period, the lesser of (i) the Floating Conversion Price and (ii) (x) the average of the Closing Bid Prices for the GMO Stock on the twenty (20) Trading Days occurring immediately prior to (but not including) the last day of the Initial Conversion Period TIMES (y) eighty-five percent (85%)(the "FIXED CONVERSION PRICE"); PROVIDED, HOWEVER, that if the Fixed Conversion Price as so determined is less than $7.70 (the "FLOOR CONVERSION PRICE"), the Fixed Conversion Price shall be deemed to be equal to the Floor Conversion Price;

               (C) with respect to a Conversion occurring on the Maturity Date (as defined below), the average of the Closing Bid Prices for the GMO Stock on the twenty (20) Trading Days occurring immediately prior to (but not including) the Maturity Date; and

               (D) with respect to a Conversion occurring on an Optional Redemption Date (as defined below), the average of the Closing Bid Prices for the GMO Stock on the twenty (20) Trading Days occurring immediately prior to (but not including) such Optional Redemption Date.

         Conversions may be effected in minimum principal amounts of $100,000 (or such smaller amount of principal as may remain unpaid at the time of such Conversion). Notwithstanding the foregoing, in no event may the Holder convert any principal of this Debenture if the Conversion Price, calculated as provided herein, is less than the Floor Conversion Price; in such event the Holder will have the remedies provided in Section 8 hereof.

         (d) APPLICABLE PERCENTAGE. The "APPLICABLE PERCENTAGE" shall be determined in accordance with the following schedule, where "X" represents the Conversion Date:

                Number of Days
               After Issue Date                Applicable Percentage
               ----------------                ---------------------

                 0 < X <= 180                           100%

               180 < X <= 210                            93%

               210 < X <= 240                            92%

               240 < X <= 270                            91%

               270 < X <= 300                            90%

               300 < X <= 330                            89%

               330 < X <= 360                            88%

               360 < X <= 390                            87%

               390 < X <= 420                            86%

               420 < X                                   85%

         (e) DELIVERY OF GMO STOCK UPON CONVERSION. Upon receipt of a Conversion Notice pursuant to paragraph 1(b) above, the Company shall, no later than the close of business on the third (3rd) business day following the Conversion Date set forth in such Conversion Notice (the "DELIVERY DATE"), issue and deliver or caused to be delivered to the Holder the number of Conversion Shares as shall be determined as provided herein. If any Conversion would create a fractional Conversion Share, such fractional Conversion Share shall be disregarded and the number of Conversion Shares issuable upon such Conversion, in the aggregate, shall be the next higher number of Conversion Shares. Certificates representing Conversion Shares shall not contain any restrictive legend as long as the sale of such Conversion Shares is covered by an effective Registration Statement (as defined in the Registration Rights Agreement) or may be made pursuant to Rule 144(k) under the Securities Act or any successor rule or provision.

         (f) FAILURE TO DELIVER CONVERSION SHARES. In the event that the Company fails to deliver to the Holder the number of Conversion Shares specified in the applicable Conversion Notice on or before the Delivery Date therefor for any reason (a "CONVERSION DEFAULT"), and such Conversion Default continues for longer than seven (7) business days, the Company shall pay to the Holder payments ("CONVERSION DEFAULT PAYMENTS") in the amount of (i) (N/365) MULTIPLIED BY (ii) the unpaid principal amount of this Debenture represented by the Conversion Shares which remain the subject of such Conversion Default MULTIPLIED BY (iii) the lower of twenty-four percent (24%) and the maximum rate permitted by applicable law, where "N" equals the number of days elapsed between the original Delivery Date of such Conversion Shares and the earlier to occur of (A) the date on which all of such Conversion Shares are issued and delivered to the Holder and (B) the date on which the principal amount represented thereby is redeemed pursuant to the terms of this Debenture. Cash amounts payable hereunder shall be paid on or before the fifth (5th) business day of the calendar month following the calendar month in which such amount has accrued. Nothing herein shall limit the Holder's right to pursue remedies with respect to its actual damages resulting from a Conversion Default (including, without limitation, damages relating to any purchase of shares of GMO Stock by the Holder to make delivery on a sale effected in anticipation of receiving Conversion Shares upon Conversion), and the Holder shall have the right to pursue all remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief).

         (g) PAYMENT OF PRINCIPAL AT MATURITY; OPTIONAL CONVERSION. On the Maturity Date, the Company shall pay to the Holder the amount of the unpaid principal amount of this Debenture in same day funds; PROVIDED, HOWEVER, that if
(i) the Holder agrees to receive such payment in shares of GMO Stock and (ii) the Company has satisfied each of the Optional Conversion Conditions (as defined below), such unpaid principal amount may be converted into the number of shares of GMO Stock equal to the amount of such unpaid principal amount DIVIDED BY the Conversion Price in effect on the Maturity Date (an "OPTIONAL CONVERSION"), and the Maturity Date shall be deemed the Conversion Date with respect to such Optional Conversion. If an Optional Conversion occurs, the Company and the Holder shall follow the procedures for Conversion set forth in this Section 1; PROVIDED, HOWEVER, that the Holder shall not be required to send the Conversion Notice contemplated by paragraph 1(b) above. The "OPTIONAL CONVERSION CONDITIONS" are as follows:

               (i) the GMO Common Stock is designated for quotation on the Nasdaq National Market system or listed on the New York Stock Exchange ("NYSE") or the American Stock Exchange ("ASE");

               (ii) the market value of the outstanding shares of GMO Stock on the Maturity Date (not including any such shares represented by the outstanding principal balance of this Debenture) shall be greater than eighty million ($80,000,000); and

               (iii) the GMO Stock shall have an average daily trading volume of at least eight hundred thousand dollars ($800,000) for the period of one hundred and eighty (180) days immediately prior to the fifteenth (15th) day of the calendar month occurring immediately prior to the calendar month in which the Maturity Date occurs (based on the weighted average of the Closing Bid Prices of the GMO Stock during such period).

         (h) LIMITATION ON RIGHT TO CONVERT. In no event shall the Holder be permitted to convert principal of this Debenture in excess of that amount of principal upon the Conversion of which (x) the number of shares of GMO Stock beneficially owned by the Holder (other than shares of GMO Stock which may be deemed beneficially owned except for being subject to a limitation on conversion or exercise analogous to the limitation contained in this paragraph (h)) PLUS
(y) the number of shares of GMO Stock issuable upon the Conversion of such principal amount is equal to or exceeds (z) 4.99% of the number of shares of GMO Stock then issued and outstanding. The determination of whether the limitation contained in this paragraph (h) applies and whether principal of this Debenture is convertible (in relation to other securities owned by the Holder) shall be in the sole discretion of the Holder, and the submission of a Conversion Notice shall be deemed to be such Holder's determination that such limitation does not apply and that the principal amount of this Debenture to which such Conversion Notice relates is convertible. This paragraph may be amended (A) in order to clarify an ambiguity or otherwise to give effect to the limitation contained in this paragraph (h), by the Board of Directors of the Company and the written consent of the Holders of 66% of the aggregate unpaid principal amount of the Debentures then outstanding and (B) for any other reason, with the further consent of the holders of a majority of the shares of the Company's common stock then outstanding. In the event that the limitation contained in this paragraph
(h) applies to all or a portion of the unpaid principal amount of this Debenture, nothing contained herein shall be deemed to restrict the right of the Holder to convert such principal amount at such time as such Conversion will not violate such limitation.

         (i) CERTAIN DEFINITIONS. "TRADING DAY" shall mean any day on which the GMO Stock is traded for any period on the Nasdaq National Market or on the principal securities exchange or market on which the GMO Stock is then traded. "CLOSING BID PRICE" means, with respect to a security, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported (i) if the Nasdaq National Market is the principal market on which the GMO Stock is then traded, by Nasdaq and (ii) if the Nasdaq National Market is not such principal market, by Bloomberg Financial Markets or, if Bloomberg Financial Markets is not then reporting closing bid prices of such security, a comparable reporting service of national reputation selected by the Company and reasonably acceptable to holders of a majority of the unpaid principal amount of the Debentures then outstanding (collectively, "BLOOMBERG"), or if the foregoing does not apply, the last reported sale price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no sale price is reported for such security by Bloomberg, the average of the bid prices of all market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as reasonably determined by an investment banking firm selected by the Holders (which may be a holder) of at least 50% of the aggregate unpaid principal amount of the Debentures then outstanding, with the reasonable costs of such appraisal to be borne by the Company.

2.       ADJUSTMENTS TO CONVERSION PRICE.

         (a) ADJUSTMENT TO CONVERSION PRICE DUE TO STOCK SPLIT, STOCK DIVIDEND, ETC. If, after the Initial Conversion Period and prior to the Conversion of the entire principal amount of this Debenture, (A) the number of outstanding shares of GMO Stock is increased by a stock split, stock dividend, reclassification, the distribution to holders of GMO Stock of rights or warrants entitling them to subscribe for or purchase GMO Stock at less than the current market price thereof as of the date such right or warrant first becomes exercisable (other than pursuant to the Company's equity incentive plan, 401(k) plan, stock option plans, employee stock purchase plan or any warrants outstanding as of the Issue Date), or other similar event, each of the Fixed Conversion Price and the Floor Conversion Price shall be proportionately reduced, or (B) the number of outstanding shares of GMO Stock is decreased by a reverse stock split, combination or reclassification of shares or other similar event, each of the Fixed Conversion Price and the Floor Conversion Price shall be proportionately increased. In such event, the Company shall notify the Transfer Agent of such change on or before the effective date thereof. For purposes of this paragraph 2(a), the "CURRENT MARKET PRICE" per share of GMO Stock on any date shall be the average of the Closing Bid Prices for the GMO Stock on the five (5) consecutive Trading Days occurring immediately prior to (but not including) such date. Nothing contained herein shall be construed to require the adjustment of the Fixed Conversion Price or the Floor Conversion Price in the event that the Company issues additional series or classes of its common stock as long as any such issuance does not result in dilution of the shares of GMO Stock then outstanding.

         (b) ADJUSTMENT TO CONVERSION PRICE. If, prior to the Conversion of the entire principal amount of this Debenture, the number of outstanding shares of GMO Stock is increased or decreased by a stock split, stock dividend, combination, reclassification or other similar event, which event shall have taken place during the reference period for determination of the Conversion Price for any Conversion of the principal balance of this Debenture, the Conversion Price shall be calculated giving appropriate effect to the stock split, stock dividend, combination, reclassification or other similar event for all Trading Days immediately preceding the Conversion Date.

         (c) ADJUSTMENT DUE TO MERGER, CONSOLIDATION, ETC. If, prior to the Conversion of the entire principal amount of this Debenture, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, redemption or other similar event, as a result of which shares of GMO Stock shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Company or another entity or there is a sale of all or substantially all the Company's assets or there is a change of control transaction with respect to which, in any such case, the Holder does not exercise its right to a Mandatory Redemption (as defined below) of the outstanding principal hereof, then the Holder shall thereafter have the right to receive upon Conversion of the principal amount of this Debenture, upon the terms and conditions specified herein and in lieu of the shares of GMO Stock immediately theretofore issuable upon conversion, such stock, securities and/or other assets, if any, which the Holder would have been entitled to receive in such transaction had such principal amount been converted immediately prior to such transaction, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including, without limitation, provisions for the adjustment of the Conversion Price (including the Floor Conversion Price) and of the number of shares issuable upon a Conversion) shall thereafter be applicable as nearly as may be practicable in relation to any securities thereafter deliverable upon the exercise hereof. The Company shall not effect any transaction described in this paragraph 2(c) unless (i) it first gives to the Holder prior notice of such merger, consolidation, exchange of shares, recapitalization, reorganization, redemption or other similar event, and makes a public announcement of such event at the same time that it gives such notice and (ii) the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligations of the Company under this Debenture, including the terms of this paragraph 2(c).

         (d) DISTRIBUTION OF ASSETS. If, prior to the Conversion of the entire principal amount of this Debenture, the Company shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of GMO Stock as a partial liquidating dividend, by way of return of capital or otherwise, including any dividend or distribution in cash or shares of capital stock of a subsidiary of the Company (collectively, a "DISTRIBUTION"), then, upon a Conversion by the Holder occurring after the record date for determining shareholders entitled to such Distribution but prior to the effective date of such Distribution, the Holder shall be entitled to receive the amount of such assets which would have been payable to the Holder had the Holder been the holder of such shares of GMO Stock on the record date for the determination of shareholders entitled to such Distribution. The Fixed Conversion Price for amounts of principal of this Debenture not converted prior to the effective date of a Distribution shall be reduced to a price determined by decreasing the Fixed Conversion Price in effect immediately prior to the record date of the Distribution by an amount equal to the fair market value of the assets so distributed, as determined by mutual agreement of the Company and the Holder.

         (e) NO FRACTIONAL SHARES. If any adjustment under this Section 2 would create a fractional share of GMO Stock or a right to acquire a fractional share of GMO Stock, such fractional share shall be disregarded and the number of shares of GMO Stock issuable upon Conversion shall be the next higher number of shares.

3.       OPTIONAL EXCHANGE.

         (a) RIGHT OF EXCHANGE. In the event of an Optional Exchange Trigger Event (as defined below), the Holder shall have the right (but not the obligation), upon prior written notice (an "Optional Exchange Notice") delivered to the Company during the thirty (30) business day period following the Optional Exchange Trigger Date (as defined below), to exchange this Debenture for a Genzyme General Division ("GGD") Convertible Debenture in the form attached to the Purchase Agreement as Exhibit B (the "GGD DEBENTURE"). Such notice shall state the date of such exchange (the "OPTIONAL EXCHANGE DATE"), which date shall be on or before the last day of such thirty business-day period, and the principal amount of this Debenture being exchanged, determined as described in paragraph 3(c) below; PROVIDED, HOWEVER, that the issue date for the GGD Debenture (the "GGD ISSUE DATE") shall be the Optional Exchange Trigger Date (as defined below), regardless of the Optional Exchange Date for such GGD Debenture; and PROVIDED FURTHER that in the event of a Reduced Offering (as defined below) that is completed prior to the Optional Exchange Trigger Date, the Company and the Holder shall reasonably agree to a GGD Issue Date that is prior to the Optional Exchange Trigger Date (which GGD Issue Date shall in no event be later than thirty (30) business days after the date on which the Holder receives written notice from the Company that such Reduced Offering has been completed) in which case the Holder shall deliver an Optional Exchange Notice at any time prior to such GGD Issue Date. In the event of an exchange of this Debenture as a result of an Incomplete Offering (as defined below), the Holder shall return this Debenture to the Company for cancellation on or before the Optional Exchange Date against delivery of a GGD Debenture in a principal amount equal to the unpaid principal amount of this Debenture. In the event of an exchange of this Debenture as a result of a Reduced Offering (as defined below), the Holder shall amend Annex I hereto to reflect such exchange.

         (b) OPTIONAL EXCHANGE TRIGGER EVENT. An "OPTIONAL EXCHANGE TRIGGER EVENT" shall mean either (i) where the Company fails, on or before the Optional Exchange Trigger Date (as defined below), to complete the IPO (an "INCOMPLETE OFFERING") or (ii) where the Company has completed the IPO on or before the Optional Exchange Trigger Date but where (x) the aggregate proceeds to the Company from the IPO (inclusive of any GMO shares sold pursuant to an overallotment option granted to the underwriters) are less then fifteen million dollars ($15,000,000) or (y) immediately following the completion of the IPO (including the sale of overallotment shares to the extent that an overallotment option is exercised), the total equity market capitalization for Genzyme Molecular Oncology Division is less than ninety million dollars ($90,000,000) (computed based on the gross price per share offered in the IPO)(a "REDUCED OFFERING"). As used herein, "OPTIONAL EXCHANGE TRIGGER DATE" shall mean the first anniversary of the Issue Date.

         (c) PRINCIPAL AMOUNT OF GGD DEBENTURE. In the event of (A) an Incomplete Offering, the GGD Debenture to be exchanged for this Debenture shall be issued in an amount equal to one hundred percent (100%) of the unpaid principal amount of this Debenture as of the GGD Issue Date and (B) a Reduced Offering, the GGD Debenture to be exchanged for this Debenture shall be issued in a principal amount equal to fifty percent (50%) of such unpaid principal amount as of the GGD Issue Date and this Debenture shall remain outstanding with respect to the balance of such principal amount (in either such event, an "OPTIONAL EXCHANGE"). In the event of an Optional Exchange, interest accrued on this Debenture and remaining unpaid up to and including the GGD Issue Date may be paid in cash or, at the option of the Company and in lieu of cash, by increasing the principal amount of the GGD Debenture to be exchanged for this Debenture by the amount of such accrued interest.

4.       INTEREST.

         (a) INTEREST RATE; STOCK PAYMENT OPTION. This Debenture shall bear interest on the unpaid principal amount hereof at an annual rate of six percent (6%) from the Issue Date, computed on the basis of a 360-day year of twelve 30-day months for the actual number of days elapsed. Interest accrued hereunder shall be due and payable on each Conversion Date, on a Redemption Date (as defined herein), on the GGD Issue Date and on the Maturity Date, but, in the case of interest which is due on a Conversion Date and payable in cash, such interest may be paid on the following business day in the event that a Conversion Notice (as defined herein) is delivered to the Company after 2 p.m., eastern time, on the Conversion Date. Interest accrued hereunder shall not be subject to a "gross-up" in the event that backup withholding is required by applicable law. Interest due on a Conversion Date or an Optional Redemption Date may be paid either in cash or, at the option of the Company (the "STOCK PAYMENT OPTION"), and upon satisfaction of the conditions set forth in paragraph 4(b) below, in shares of GMO Stock or in shares of capital stock into which such GMO Stock may be changed or reclassified. The shares of GMO Stock to be issued and delivered by the Company pursuant to the Stock Payment Option shall be fully paid and non-assessable, free and clear of any liens, claims, preemptive rights or encumbrances imposed by or through the Company, in an amount calculated in accordance with paragraph 4(c) below (the "INTEREST PAYMENT SHARES"). Any amount of interest payable on this Debenture in cash which is not paid within three (3) business days of the date when the same becomes due and payable hereunder (the "PAYABLE DATE") shall bear interest at an annual rate equal to the lower of (x) the "prime" rate (as published in the Wall Street Journal) on the Payable Date PLUS three percent (3%) and (y) the highest rate permitted by applicable law, for the number of days elapsed from such third (3rd) business day until such amount is paid in full ("DEFAULT INTEREST"). The Company may not make payments of Default Interest in shares of GMO Stock.

         (b) CONDITIONS TO STOCK PAYMENT OPTION. If the Company wishes to exercise the Stock Payment Option, it may do so only if each of the following conditions has been satisfied as of the relevant Conversion Date:

               (i) the number of shares of GMO Stock authorized, unissued and unreserved for all other purposes, or held in the Company's treasury, is sufficient to pay the aggregate number of (x) Conversion Shares issuable on such Conversion Date assuming the conversion in full of the Debentures at the Conversion Price then in effect and (y) the number of Interest Payment Shares issuable pursuant to such option;

               (ii) the Interest Payment Shares are authorized for quotation on the Nasdaq National Market or for listing or quotation on any other national securities exchange or market on which the GMO Stock may be listed;

               (iii) the Registration Statement (as defined in the Registration Rights Agreement) is effective and available for the sale of the Interest Payment Shares by the Holder;

               (iv) a Mandatory Redemption Event (as defined herein) shall not have occurred and be continuing;

               (v) the Company has delivered to the Holder a certificate, signed by an executive officer of the Company, setting forth:

                     o the amount of the interest payment to which the Holder is entitled and, if not the same, the amount of such payment to be made in Interest Payment Shares;

                     o the number of Interest Payment Shares to be delivered in payment of such interest, and the calculation therefor; and

                     o a statement to the effect that all of the conditions set forth in paragraphs 4(b)(i) - (iv) have been satisfied;
               and

               (vi) the Holder shall have consented in writing to the Company's use of the Stock Payment Option on such Conversion Date.

         (c) DELIVERY OF INTEREST PAYMENT SHARES. If the Company elects to exercise the Stock Payment Option, the Company shall deliver to such Holder, on or before the third (3rd) business day following the applicable Conversion Date (the "INTEREST PAYMENT SHARE DELIVERY DATE"), one or more certificates representing the aggregate number of whole Interest Payment Shares that is determined by dividing (x) the amount of interest which would otherwise be payable in cash to such Holder on the applicable Conversion Date by (y) the Conversion Price (as defined herein) then in effect. No fractional Interest Payment Shares shall be issued; the Company shall, in lieu thereof, either issue a number of Interest Payment Shares which reflects a rounding up to the next whole number of shares or pay such amount in cash.

         (d) FAILURE TO DELIVER INTEREST PAYMENTS SHARES. If the Company fails to issue and deliver the appropriate number of Interest Payment Shares to such Holder on or before the tenth (10th) business day following the Interest Payment Share Delivery Date, the Company shall not be entitled to utilize the Stock Payment Option in respect of such interest payment, but instead must immediately pay such interest payment in cash, together with Default Interest on such unpaid amount calculated from the applicable Payable Date until the date on which such amount is paid.

         (e) NOTICE OF EXERCISE. Not later than five (5) business days immediately prior to the first day of each calendar month during which any principal of this Debenture remains unpaid and outstanding, the Company shall notify the Holder in writing whether the Company intends, assuming satisfaction of the conditions set forth in subparagraph (b) above, to pay interest in Interest Payment Shares in lieu of cash on any Conversion Date occurring during that month or during such longer period as the Company may specify.

5.       PRIORITY; SUBORDINATION.

         (a) NO PAYMENT IF DEFAULT ON SENIOR INDEBTEDNESS. No payment of principal of, premium, if any, or interest on this Debenture or on account of any purchase or redemption or other acquisition of the Debenture, whether at maturity or otherwise, shall be made upon, or accepted with respect to, this Debenture, and the Holder shall not initiate any action to accelerate the maturity of the Debenture or exercise any remedy to seek collection if at the time of such payment the Holder has received written notice from the Company or a holder of Senior Debt (as defined below) that there exists or, after giving effect to such payment, there would exist any default in respect of any Senior Debt or under any agreement pursuant to which such Senior Debt was issued (a "DEFAULT"); PROVIDED, HOWEVER, that the foregoing restriction shall cease to apply with respect to a Default upon the earliest to occur of (i) the commencement by any holder of Senior Debt of the exercise of its remedies against the Company or its property including, without limitation, any action, suit or other legal proceeding against the Company or its property based upon such Default, or (ii) at the expiration of 180 days after the date of such notice if no holder of Senior Debt shall have commenced the exercise of its remedies against the Company or its property including, without limitation, any action, suit or other legal proceeding against the Company or its property based upon such Default. Upon the maturity of any Senior Debt by lapse of time, acceleration or otherwise, all principal of, premium, if any, interest and other amounts due or to become due on all such Senior Debt shall first be paid in full in cash, cash equivalents or in any other manner acceptable to the holders of Senior Debt (hereinafter, "PAYMENT IN FULL" or "PAID IN FULL"), or such payment shall have been provided for to the satisfaction of the holders of Senior Debt, before any payment on account of principal of, premium, if any, interest or any other amounts shall be made upon this Debenture. This Debenture shall rank in priority as to payments of interest, principal, dividends and penalties (if any), upon the occurrence of a Liquidation Event (as defined below) or otherwise, senior to all capital stock of the Company and pari passu with any security or debt instrument which by its terms ranks pari passu with this Debenture.

         (b)   PAYMENT UPON DISSOLUTION, ETC.

               (i) In the event of (x) any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or (y) the dissolution or other winding up of the Company whether total or partial, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy proceedings or (z) any assignment for the benefit of creditors or any marshalling of the material assets or material liabilities of the Company, then, and in any such event (collectively, a "LIQUIDATION EVENT"), (A) the holders of all Senior Debt shall first be entitled to receive Payment in Full of all principal, premium, if any, interest and other amounts due or to become due on the Senior Debt (including, without limitation, any interest and charges accruing thereon in any such proceeding, notwithstanding any law to the contrary) before any payment on account of principal, premium, if any, interest or any other amounts is made on this Debenture, and (B) in any such proceedings, any payment that may be payable or deliverable in respect of this Debenture shall be paid to the holders of the Senior Debt or their representatives, unless and until the principal of, premium, if any, interest and other amounts due or to become due on all such Senior Debt shall have been Paid in Full; PROVIDED, HOWEVER, that in the event that such payment consists solely of shares of stock or securities of the Company as reorganized the payment of which is subordinated, at least to the same extent as the Debenture, to the payment of all Senior Debt and such payment is authorized by an order or decree made by a court of competent jurisdiction in a reorganization proceeding under any applicable law pursuant to a plan of reorganization and the rights of the holders of Senior Debt are not impaired or otherwise altered adversely by such reorganization or adjustment, no such payment shall be required hereby to be made to the holders of the Senior Debt or their representatives.

               (ii) In the event that any such payment shall be received by the Holder in violation of the subordination provisions hereof before all Senior Debt is Paid in Full, such payment or distribution shall be received and held in trust for and shall be paid over to the holders of all Senior Debt remaining unpaid, or their representatives, until such Senior Debt shall have been Paid in Full, after giving effect to any concurrent payment or distribution or provision thereof to the holders of such Senior Debt.

         (c) SUBROGATION. Subject to the prior Payment in Full of all Senior Debt, the Holder shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of assets of the Company applicable to the Senior Debt to the extent that payments otherwise payable to the Holder under the Debenture have been applied to the payment of the Senior Debt; PROVIDED, HOWEVER, that the subrogation rights of the holder of the Debenture shall be fully subordinated to the rights and remedies of the holders of Senior Debt.

         (d)   AGREEMENTS OF HOLDER.

               (i) The Holder agrees that upon the commencement of any bankruptcy, insolvency or other similar case or proceeding relative to the Company, or to its creditors, as such, or to its assets, the Holder shall take such actions as may be necessary or appropriate to effectuate the subordination provisions hereof, including, without limitation, that the Holder shall (i) timely file a proof of claim in respect of the Debenture and the indebtedness and obligations evidenced hereby, provided, however, that if the Holder fails within thirty (30) days prior to the expiration of any claims bar date to file a proof of claim, any holder of Senior Debt shall be entitled to file such a proof of claim in respect thereof in the name of the Holder and the Holder irrevocably appoints the holders of Senior Debt and their representatives as its attorney-in-fact solely for such purpose; (ii) not oppose any motion filed or supported by any holder of Senior Debt for relief from stay or adequate protection in respect of the Senior Debt; and (iii) not file or accept any reorganization plan that impairs or otherwise alters adversely the rights of the holders of Senior Debt.

               (ii) The Company and the Holder, for themselves and their successors and assigns, covenant to execute and deliver to the holders of Senior Debt, such further instruments and to take such further action as the holders of Senior Debt may at any time or times reasonably request in order to carry out the provisions hereof.

               (iii) No holder of Senior Debt shall be prejudiced in its right to enforce the subordination of this Debenture by any act or failure to act on the part of the Company.

               (iv) Without notice to or the consent of the Holder, the holders of Senior Debt may at any time and from time to time, in their discretion, without impairing or releasing the subordination herein made, change the manner, place or terms of payment, or change or extend the time of payment of or renew or alter the Senior Debt, or amend or supplement in any manner any instrument evidencing the Senior Debt, any agreement pursuant to which the Senior Debt was issued or incurred or any instrument securing or relating to the Senior Debt; release any person liable in any manner for the payment or collection of the Senior Debt; exercise or refrain from exercising any rights in respect of the Senior Debt against the Company or any other person; apply any moneys or other property paid by any person or release in any manner to the Senior Debt; or accept or release any security for the Senior Debt.

         (e) CONTINUING OFFER. This Section shall constitute a continuing offer to all persons who, in reliance on such provisions, become holders of, or continue to hold, Senior Debt, and such provisions of this Section are made for the benefit of such holders and may not be amended, modified, changed or waived without the prior written consent of the holders of Senior Debt.

         (f) RIGHTS OF HOLDERS UNIMPAIRED. The foregoing provisions as to subordination are solely for the purpose of defining the relative rights of the holders of the Senior Debt on the one hand and the Holder on the other hand. None of such provisions shall impair, as between the Company and the Holder, the obligation of the Company, which is unconditional and absolute, to pay the Holder of this Debenture the amounts due on this Debenture in accordance with the terms hereof and of the Purchase Agreement, nor shall any such provisions prevent the Holder from exercising all remedies otherwise permitted by law. Moreover, nothing contained herein shall be deemed to limit in any way the right of the Holder to convert, at any time and from time to time, the principal balance of this Debenture into shares of GMO Stock pursuant to Section 1 hereof or to receive shares of GMO Stock as payment of interest hereon pursuant to
Section 4 hereof.

         (g) DEFINITION OF SENIOR DEBT. For purposes hereof, "SENIOR DEBT" shall mean (a) the principal of, premium, if any, accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company), and any other monetary obligations on (i) indebtedness of the Company for money borrowed, whether outstanding on the date of this Debenture or thereafter created, incurred or assumed (including but not limited to nonrecourse borrowings secured by receivables), (ii) guaranties by the Company of indebtedness for money borrowed by any other person, or reimbursement obligations under letters of credit, in either case, whether outstanding on the date of this Debenture or thereafter created, incurred or assumed, and (iii) indebtedness evidenced by notes, debentures, bonds or other instruments of indebtedness (other than this Debenture) for the payment of which the Company is responsible or liable, by guarantees or otherwise, whether outstanding on the date of this Debenture or thereafter created, incurred or assumed, and (b) modifications, renewals, extensions, refinancings, refundings and replacements of any such indebtedness, obligations or guarantees; unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is expressly provided that such indebtedness, obligations or guarantees or such modification, renewal, extension, refinancing, refunding or replacement thereof are not superior in right of payment to this Debenture and the holder of such indebtedness has consented to same; PROVIDED, HOWEVER, that Senior Debt shall not be deemed to include any obligations of the Company to any of its subsidiaries. Without in any way limiting the scope of the foregoing, it is expressly acknowledged and agreed that Senior Debt shall include all indebtedness, obligations and guaranties of the Company and its subsidiaries under that certain Credit Agreement dated November 14, 1996 among the Company, certain of its subsidiaries, Fleet National Bank, as administrative agent, The First National Bank of Boston, as documentation agent, and the lender parties thereto and under all notes, instruments, agreements and documents entered into pursuant thereto or in connection therewith and all modifications, renewals, extensions, refinancings, refundings and replacements thereof.

6.       OPTIONAL REDEMPTION BY THE COMPANY.

         (a) OPTIONAL REDEMPTION. If at any time commencing eighteen (18) months after the IPO Date, the Closing Bid Price of the GMO Stock for twenty
(20) consecutive Trading Days equals or exceeds 150% of the Fixed Conversion Price, the Company shall have the right, in its sole discretion, to redeem (an "OPTIONAL REDEMPTION"), any or all of the principal amount of this Debenture then outstanding at the Optional Redemption Price (as defined herein); PROVIDED, HOWEVER, that in order to effect an Optional Redemption, the Company shall have provided to the Holder thirty (30) Trading Days' prior written notice of the effective date of the Optional Redemption (the "OPTIONAL REDEMPTION DATE") and each of the Optional Redemption Conditions (as defined below) has been satisfied as of the date of such notice and as of the Optional Redemption Date. The Company shall be entitled to four (4) Optional Redemptions during the term of this Debenture. Nothing contained herein shall prevent the Holder from converting any or all of the unpaid principal amount of this Debenture at any time or from time to time prior to the Optional Redemption Date.

         (b) OPTIONAL REDEMPTION PRICE. The "OPTIONAL REDEMPTION PRICE" shall mean the principal amount of this Debenture being redeemed MULTIPLIED BY the Optional Redemption Percentage. The "OPTIONAL REDEMPTION PERCENTAGE" initially shall be 130%; beginning on January 1, 1998 and on the first (1st) day of each calendar quarter thereafter, the Optional Redemption Percentage shall be reduced on a straight line basis so that during the last calendar quarter occurring during the term of this Debenture (assuming that this Debenture has not been redeemed, converted or paid in full prior thereto) the Optional Redemption Percentage shall be 100%.

         (c)   PAYMENT OF OPTIONAL REDEMPTION PRICE.

               (i) The Company shall pay the Optional Redemption Price to the Holder within five (5) business days of the Optional Redemption Date. In the event that the Company redeems the entire remaining unpaid principal amount of this Debenture, and pays to the Holder all interest accrued thereon and all other amounts due in connection therewith, the Holder shall return this Debenture to the Company for cancellation.

               (ii) The Company may, upon fifteen (15) business days' prior written notice to the Holder, pay the Optional Redemption Price in shares of GMO Stock in lieu of cash. The number of shares of GMO Stock to be delivered to the Holder in the event that the Company exercises such option shall be determined by dividing the Optional Redemption Price by the

Conversion Price in effect on the Optional Redemption Date. The Company may exercise its option to pay the Optional Redemption Price in shares of GMO Stock only if (A) the aggregate number of such shares and of all Conversion Shares and Interest Payment Shares issuable upon the conversion of the aggregate principal amount of the Debentures outstanding immediately following such Optional Redemption has been reserved for issuance upon such conversion, (B) the GMO Stock is designated for quotation on the Nasdaq National Market system or listed on the NYSE or ASE, and actively traded thereon and (C) the Holder agrees to receive such payment in shares of GMO Stock.

               (iii) If the Company fails to issue and deliver the appropriate number of Conversion Shares to such Holder on or before the tenth (10th) business day following the Optional Redemption Date, the Company shall not be entitled to pay the Optional Redemption Price in shares of GMO Stock, but instead must immediately pay such amount in cash, together with Default Interest on such unpaid amount calculated from the Optional Redemption Date until the date on which such amount is paid.

         (d) OPTIONAL REDEMPTION CONDITIONS. The "OPTIONAL REDEMPTION CONDITIONS" are as follows:

               (i) The GMO Registration Statement (as defined in the Registration Rights Agreement) is effective and available for resales of the Conversion Shares, or the Conversion Shares may be sold pursuant to Rule 144(k) under the Securities Act or any successor rule or provision; and

               (ii) the GMO Stock is designated for quotation on the Nasdaq National Market system, or listed on the NYSE or the ASE.

7.       MANDATORY REDEMPTION BY THE COMPANY.

         (a) MANDATORY REDEMPTION. In the event that a Mandatory Redemption Event (as defined herein) occurs, the Holder shall have the right, upon written notice to the Company, to have all or any portion of the unpaid principal amount of this Debenture redeemed by the Company (a "MANDATORY REDEMPTION") at the Mandatory Redemption Price (as defined herein) in same day funds. Such notice shall specify the effective date of such Mandatory Redemption (the "MANDATORY REDEMPTION DATE") and the amount of principal to be redeemed. The Optional Redemption Date and the Mandatory Redemption Date are sometimes each referred to herein as a "REDEMPTION DATE".

         (b) MANDATORY REDEMPTION PRICE. The "MANDATORY REDEMPTION PRICE" shall be equal to (A) the unpaid principal amount of this Debenture being redeemed PLUS (B) interest at an annual rate of fifteen percent (15%) (compounded annually) computed on the basis of a 360-day year of twelve 30-day months for the actual number of days elapsed from the Issue Date through the Mandatory Redemption Date MINUS (C) the amount of any interest which has accrued on such principal amount pursuant to Section 4 hereof and been paid to the Holder prior to the Mandatory Redemption Date PLUS (D) any other amounts which may be payable hereunder as of the Mandatory Redemption Date (including any interest which has accrued on such principal amount pursuant to

Section 4 hereof but which remains unpaid); PROVIDED, HOWEVER, that with respect to a Mandatory Redemption which occurs as a result of a Mandatory Redemption Event described in subparagraph 7(d)(v) below, the Mandatory Redemption Price shall be equal to the principal amount of this Debenture being redeemed DIVIDED BY the Applicable Percentage in effect on the Mandatory Redemption Date.

         (c)   PAYMENT OF MANDATORY REDEMPTION PRICE.

               (i) The Company shall pay the Mandatory Redemption Price to the Holder within five (5) business days of the Mandatory Redemption Date. In the event that the Company redeems the entire remaining unpaid principal amount of this Debenture, and pays to the Holder all interest accrued thereon and all other amounts due in connection therewith, the Holder shall return this Debenture to the Company for cancellation.

               (ii) If Company fails to pay the Mandatory Redemption Price to the Holder within five (5) business days of the Mandatory Redemption Date, the Holder shall be entitled to interest thereon at an annual rate equal to the lower of (x) the "prime" rate (as published in the Wall Street Journal) on such fifth (5th) business day PLUS three percent (3%) and (y) the highest rate permitted by applicable law from the Mandatory Redemption Date until the Mandatory Redemption Price has been paid in full.

         (d) MANDATORY REDEMPTION EVENT. Each of the following events shall be deemed a "MANDATORY REDEMPTION EVENT":

               (i) the Company fails for any reason (including without limitation as a result of not having a sufficient number of shares of GMO Stock authorized and reserved for issuance) to issue certificates representing shares of GMO Stock to the Holder in accordance with the provisions of this Debenture upon Conversion of any principal amount hereof, and such failure continues for ten (10) business days;

               (ii) the Company breaches, in a material respect, any covenant or other material term or condition of this Debenture, the Purchase Agreement, the Registration Rights Agreement or any other agreement, certificate or instrument delivered by the Company at the Closing (as defined in the Purchase Agreement)(the "TRANSACTION DOCUMENTS"), and such breach continues for a period of ten (10) business days after written notice thereof to the Company from the Holder;

               (iii) the GMO Registration Statement (as defined in the Registration Rights Agreement) is not declared effective on or prior to the GMO Registration Deadline (as defined in the Registration Rights Agreement) or if the GMO Registration Statement has been declared effective by such date, and the effectiveness of the GMO Registration Statement lapses for any reason (including without limitation, the issuance of a stop order) or is unavailable to the Holder for sale of Conversion Shares in accordance with the terms of the GMO Registration Rights Agreement, and such lapse or unavailability continues for a period of five (5) business days, PROVIDED that the cause of such lapse or unavailability is not due to factors solely within the control of the Holder, and PROVIDED, FURTHER, that the GMO Registration Statement shall not be deemed to be unavailable to the Holder, for purposes of this paragraph (iii) only, during any Standstill Period (as defined in the Registration Rights Agreement);

               (iv) the GMO Stock is not quoted on the Nasdaq National Market or listed on the NYSE or the Amex;

               (v) the sale, conveyance or disposition of all or substantially all of the assets of the Company or all or substantially all of the assets comprising the Genzyme Molecular Oncology Division, the effectuation of a transaction or series of transactions, in which more than fifty percent (50%) of the voting power of the Company is disposed of, or the consolidation, merger or other business combination of the Company with or into any other entity, immediately following which the prior stockholders of the Company fail to own, directly or indirectly, at least fifty percent (50%) of the surviving entity; and

               (vi) the Company or any subsidiary of the Company shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed; or bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company or any subsidiary of the Company and, in the case of an involuntary action or other proceeding, remains undismissed and unstayed for a period of sixty (60) days.

         (e) FAILURE TO PAY REDEMPTION AMOUNTS. If the Company fails to pay the Mandatory Redemption Price within ten (10) business days of the Payable Date therefor, then the Holder shall have the right at any time, so long as the Company remains in default, to require the Company, upon written notice, to immediately issue, in lieu of the Mandatory Redemption Price, the number of shares of GMO Stock of the Company equal to the Mandatory Redemption Price DIVIDED BY the Conversion Price in effect on such Conversion Date as is specified by the Holder in writing to the Company.

8.       HOLDER'S PUT OPTION.

         (a) PUT OPTION REVIEW PERIOD. In the event that, after the one hundred and eightieth (180th) day following the IPO Date, the Conversion Price is less than the Floor Conversion Price on every Trading Day occurring during a period of ninety (90) consecutive days (a "PUT OPTION REVIEW PERIOD"), the Holder will have the option (the "PUT OPTION") to require the Company (i) to redeem the unpaid principal amount of this Debenture in its entirety, (ii) upon such redemption, to pay an amount (the "PUT OPTION AMOUNT") equal to: (A) such unpaid principal amount PLUS (B) interest at an annual rate of fifteen percent (15%) (compounded annually) computed on the basis of a 360-day year of twelve 30-day months for the actual number of days elapsed from the Issue Date through the effective date of such Put Option (the "PUT OPTION EFFECTIVE DATE"), compounded annually, at an annual rate of fifteen percent (15%) MINUS (C) the amount of any interest which has accrued on such principal amount pursuant to
Section 4 hereof and been paid to the Holder prior to the Put Option Effective Date PLUS (D) any other amounts which may be payable hereunder as of the Put Option Effective Date (including any interest which has accrued on such principal amount pursuant to Section 4 hereof but which remains unpaid).

         (b) DELIVERY OF PUT OPTION NOTICE. In order to effect a Put Option hereunder, the Holder must deliver a written notice (a "PUT OPTION NOTICE") to the Company on or before the fifteenth (15th) day following the 90th day of the Put Option Review Period. The Put Option Effective Date shall be deemed to occur on the day on which such notice is delivered.

         (c) PAYMENT OF THE PUT OPTION AMOUNT. In the event that the Holder exercises a Put Option, the Company shall pay the Put Option Amount to such Holder within five (5) business days after the Put Option Effective Date. If such Put Option Amount is not paid within such five business day period, such amount shall bear interest at an annual rate equal to the lower of (x) the "prime" rate (as published in the Wall Street Journal) on the Put Option Effective Date PLUS three percent (3%) and (y) the highest rate permitted by applicable law, for the number of days elapsed from such fifth business day until such Put Option Amount is paid in full.

         (d) SUBSEQUENT PUT OPTION REVIEW PERIODS. In the event that the Holder does not deliver a Put Option Notice within the fifteen day period specified in paragraph 8(b) above with respect to a Put Option Review Period, a period of ninety (90) days from the last day of such Put Review Period must elapse before another Put Option Review Period may commence.

         (e) EXERCISE LIMITATION. The Holder may exercise its Put Option hereunder only with respect to the first three (3) Put Option Review Periods which occur while this Debenture is outstanding.

9.       MISCELLANEOUS.

         (a) FAILURE TO EXERCISE RIGHTS NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof. All rights and remedies of the Holder hereunder are cumulative and not exclusive of any rights or remedies otherwise available.

         (b) NOTICES. Any notice, demand or request required or permitted to be given by the Company or the Holder pursuant to the terms of this Debenture shall be in writing and shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with a hard copy to follow), (ii) on the next business day after timely delivery to a nationally recognized overnight courier and (iii) on the third (3rd) business day after deposit in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

               If to the Company:

               Genzyme Corporation
               One Kendall Square
               Cambridge, Massachusetts 02139
               Attn: Chief Legal Officer
               Tel: 617-252-7500
               Fax: 617-252-7553

and if to the Holder, at such address and facsimile number as the Holder shall have furnished the Company in the Purchase Agreement or at such other address or facsimile number as the Holder shall have furnished to the Company in accordance with this paragraph 9(b).

         (c) AMENDMENTS. No amendment, modification or other change may be made to this Debenture unless such amendment, modification or change is set forth in writing and is signed by the Company and the Holder.

         (d) TRANSFER OF DEBENTURE. With the prior consent of the Company, which consent shall not be unreasonably withheld, the Holder may sell, transfer or otherwise dispose of all, but not less than all, of this Debenture to any person or entity as long as such sale, transfer or disposition is the subject of an effective registration statement under the Securities Act or is exempt from registration thereunder; PROVIDED, HOWEVER that such consent shall not be required (but the Company shall nonetheless be entitled to receive written notice thereof) in the event of a sale, transfer or disposition of this Debenture to an affiliate (as defined in the Purchase Agreement) of the Holder. On or before the effective date of any such sale, transfer or disposition, the transferee shall deliver to the Company a Form W-8 or W-9, as applicable, duly executed by such transferee, confirming that such transferee is not subject to backup withholding. From and after the date of such sale, transfer or disposition, the transferee hereof shall be deemed to be the Holder. Upon any such sale, transfer or disposition, the Company shall, promptly following the return of this Debenture by the transferee hereof, issue and deliver to such transferee a new Debenture identical in all respects to this Debenture, in the name of such transferee, except that the principal amount of such new Debenture may reflect the unpaid principal amount of this Debenture at the time of such sale, transfer or disposition.

         (e) LOST OR STOLEN DEBENTURE. Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Debenture, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of the Debenture, if mutilated, the Company shall execute and deliver to the Holder a new debenture identical in all respects to this Debenture. Upon the issuance of any new Debenture hereunder, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge and any expenses (including reasonable fees and expenses of counsel) in connection therewith.

         (f) GOVERNING LAW. This Debenture shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflict of law provisions thereof.

         IN WITNESS WHEREOF, the Company has caused this Debenture to be executed in its name by its duly authorized officer on the date first above written.

GENZYME CORPORATION


By: /s/ David J. McLachlan
    -----------------------------------------
    Name:  David J. McLachlan
    Title: Executive Vice President, Finance,
           and Chief Financial Officer

                                                                         ANNEX I

                              SCHEDULE OF PRINCIPAL
                       PAYMENTS, CONVERSIONS AND EXCHANGES



       Principal                  Amount Paid,               Date of Payment,
        Balance              Converted or Exchanged       Conversion or Exchange
       ---------             ----------------------       ----------------------


     $[  ],000,000
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

                                                                      Schedule 1


         The GMO Convertible Debentures dated August 29, 1997 are identical except with respect to the names of the holders and the principal amounts of the debentures. Pursuant to Instruction 2 to Item 601 of Regulation S-K, this schedule lists all of the original holders of the GMO Convertible Debentures and the principal amounts of their respective debentures.

                                                           Principal Amount
         Holder                                            of Debenture
         ------                                            ------------

Swiss Bank Corporation, London Branch                      $ 1,750,000
Tribeca Investments, L.L.C.                                $ 1,000,000
Stark International                                        $   750,000
SoundShore Partners L.P.                                   $ 1,000,000
Shepherd Investments International, Ltd.                   $   750,000
Proprietary Convertible Investment Group Inc.              $10,000,000
Oracle Partners, L.P.                                      $ 2,000,000
Och-Ziff Capital Management, L.P.                          $ 1,750,000
Employers Reinsurance Corporation                          $ 1,000,000